UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (November 24, 2025)

SOLESENCE, INC

(Exact name ofregistrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLSN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

lfan emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Company previously reported on a Current Report on Form 8-K dated December 1, 2025 that former CEO, Jess Jankowski had resigned as an officer of the Company. Subsequently, the Company entered into a Separation Agreement and General Release of All Claims, effective as of December 2, 2025, with Mr. Jankowski (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Jankowski will receive severance pay in the aggregate gross amount of $366,912. Mr. Jankowski will also receive accelerated vesting of all outstanding options previously granted to Mr. Jankowski. Furthermore, during the period severance will be paid, the Company will pay the monthly insurance premiums for Mr. Jankowski's participation in the Company's group health insurance plan through COBRA. In consideration of these and other benefits provided under the Separation Agreement, Mr. Jankowski agreed to release any and all claims against the Company and its representatives and confirmed his continuing obligations to the Company including compliance with certain restrictive covenants and assisting the Company, at its request, in certain potential disputes. The Separation Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of the Separation Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confidential Separation Agreement and Release, dated November 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Confidential portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2025

SOLÉSENCE, INC.

By:	/s/ Laura Riffner
Name: Laura Riffner
Title: CFO